As filed with the Securities and Exchange Commission on December 4, 1998
                                                          Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                            NU SKIN ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                             ----------------------


           Delaware                         5122                 87-0565309
  (State or Jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                              75 West Center Street
                                Provo, Utah 84601
                                 (801) 345-6100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Generation Health Holdings
                                 1996 Stock Plan
                                       and
                        Generation Health Holdings, Inc.
                            Scientific Advisory Board
                                Stock Option Plan
                              (Full Title of Plan)

                         M. Truman Hunt, Vice President
                            Nu Skin Enterprises, Inc.
                              75 West Center Street
                                Provo, Utah 84601
                                 (801) 345-6100
          (Name, and address, including zip code, and telephone number, including area code, of agent for service)






                         CALCULATION OF REGISTRATION FEE


Title of Each Class of Securities   Amount to be         Proposed Maximum             Proposed Maximum        Amount of Registration
         to be Registered           Registered(1)   Offering Price Per Share(2)  Aggregate Offering Price(2)          Fee(2)

      Class A Common Stock,
    par value $.001 per share          290,000                 $4.89                     $1,419,251                    $395


(1) The shares of Class A Common Stock being registered represent the shares of Class A Common Stock which may be issued upon the exercise of options outstanding under the Generation Health Holdings 1996 Stock Plan and the Generation Health Holdings, Inc. Scientific Advisory Board Stock Option Plan which were assumed by the Registrant and converted into options to acquire the Class A Common Stock in connection with the acquisition of Generation Health Holdings, Inc. by the Registrant. Pursuant to Rule 416 promulgated pursuant to the Securities Act of 1933, as amended, this registration statement also covers such indeterminable number of additional shares of Class A Common Stock as may be issuable pursuant to antidilution provisions of such plans.

(2) Pursuant to Rule 457(h)(1),the Proposed Maximum Aggregate Offering Price and Registration Fee are based on the aggregate exercise price of all such outstanding options. The Proposed Maximum Offering Price Per Share was determined by dividing the Proposed Maximum Aggregate Offering Price by the number of shares registered.

--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Certain Documents by Reference

         The following documents have been filed with the Commission by Nu Skin Enterprises, Inc. (the "Company") and are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by the Company's Form 10-K/A filed on March 19, 1998;
         (2) The  Company's  Current  Report on Form 8-K dated January 23, 1998;
         (3) The Company's  Current Report on Form 8-K dated March 26, 1998;
         (4) The Company's Amendment No. 1 to Current Report on Form 8-K/A dated March 26, 1998;
         (5) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998;
         (6) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998;
         (7) The Company's  Current  Report on Form 8-K dated October 6, 1998;
         (8) The Company's Current Report on Form 8-K dated October 16, 1998;
         (9) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998; and
         (10) The description of the Company's Class A Common Stock as contained in the Company's Registration Statement on Form 8-A dated November 6, 1996.

         All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Experts

         The financial statements of the Company incorporated by reference into the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997, and incorporated by reference in this

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



Registration Statement, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 4.       Description of Securities

         Not applicable.

Item 5.       Interest of Named Experts and Counsel

         D. Matthew Dorny, Assistant General Counsel to the Company, is the holder of options to acquire 8,000 shares of the Class A Common Stock of the Company.

Item 6.       Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Indemnification provided by or granted pursuant to Section 145 of the DGCL is not exclusive of other indemnification that may be granted by a corporation's bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise. Article 5 of the Company's Bylaws and Article 10 of the Company's Certificate of Incorporation provides for indemnification consistent with the requirements of Section 145 of the DGCL.

         Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of directors and officers. Article 5 of the Company's Bylaws permits it to purchase such insurance on behalf of its directors and officers.

         Article 7 of the Company's Certificate of Incorporation provides for, to the fullest extent permitted by the DGCL, elimination or limitation of liability of directors to the Company or its stockholders for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for improper payment of dividends or redemptions of shares; or (iv) for any transaction from which the director derives an improper personal benefit.

         The Company has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that the Company agrees to hold harmless and indemnify the indemnitee ("Indemnitee") under agreement to the fullest extent authorized or permitted by the provisions of the DGCL, as the same may be amended from time to time, and subject only to certain exclusions described below, (a) against any and all expenses (including attorneys' fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and (b)otherwise to the fullest extent as may be provided to Indemnitee by the Company under the non-exclusivity provisions of Article 5 of the Bylaws of the Company and the DGCL. The agreement provides that no indemnity will be provided in certain circumstances, including, among other things: any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory law; on account of Indemnitee's conduct that is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; on account of any action, claim or proceeding initiated by Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors or seeks to recover amounts owing under the indemnity agreement; an action, suit or proceeding brought by the Company and approved by a majority of the Board of Directors that alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to the Company, or any other willful and deliberate breach in bad faith of Indemnitee's duty to the Company or its stockholders; and if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

Item 7.       Exemption from Registration Claimed.

         Not applicable.

Item 8.       Exhibits



          5.1 Opinion of D. Matthew Dorny, Assistant General Counsel of the Company, regarding legality of the securities covered by this Registration Statement
         23.1 Consent of  PricewaterhouseCoopers  LLP,  independent  accountants
         23.2 Consent  of D.  Matthew  Dorny  (included  in  legal  opinion--see
              Exhibit 5.1)
         24 Power of Attorney (included with the signatures in Part II of this Registration Statement)


Item 9.       Undertakings

         (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  To include any  prospectus required by Section 10 (a)
(3) of the Securities Act of 1933.

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15 (d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on November 30, 1998.


                                       NU SKIN ENTERPRISES, INC.


                                       By: /s/ Steven J. Lund
                                           -------------------------------------
                                           Steven J. Lund
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Steven J. Lund and M. Truman Hunt, acting together or singly, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all Amendments (including Post-Effective Amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below on November 30, 1998 by the following persons in the capacities indicated.


        Signature                       Title                       Date
 -----------------------    -----------------------------     -----------------

   /s/ Blake M. Roney           Chairman of the Board         November 30, 1998
 -----------------------            of Directors
     Blake M. Roney

   /s/ Steven J. Lund       President and Chief Executive     November 30, 1998
 -----------------------        Officer and Director
     Steven J. Lund         (Principal Executive Officer)

  /s/ Corey B. Lindley         Chief Financial Officer        November 30, 1998
 -----------------------      (Principal Financial and
    Corey B. Lindley             Accounting Officer)

        Signature                       Title                        Date
 -----------------------    -----------------------------     -----------------

 /s/ Sandra N. Tillotson               Director               November 30, 1998
 -----------------------
   Sandra N. Tillotson

   /s/ Keith R. Halls                  Director               November 30, 1998
  --------------------
     Keith R. Halls

   /s/ Brooke B. Roney                 Director               November 30, 1998
   -------------------
     Brooke B. Roney

   /s/ Max L. Pinegar                  Director               November 30, 1998
   ------------------
     Max L. Pinegar

  /s/ E.J. "Jake" Garn                 Director               November 30, 1998
  --------------------
    E.J. "Jake" Garn

    /s/ Paula Hawkins                  Director               November 30, 1998
  --------------------
      Paula Hawkins

 /s/ Daniel W. Campbell                Director               November 30, 1998
 ----------------------
   Daniel W. Campbell

                                INDEX TO EXHIBITS




  Exhibit
   Number    Exhibit Description

      5.1 Opinion of D. Matthew Dorny regarding legality of the securities covered by this Registration Statement
     23.1    Consent of PricewaterhouseCoopers LLP, independent accountants
     23.2    Consent of D. Matthew Dorny (included in legal opinion--see Exhibit
             5.1)
       24 Power of Attorney (included with the signatures in Part II of this Registration Statement)









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